Exhibit 10.21

EXECUTION COPY

BRIDGE AND PURCHASE AGREEMENT

This Bridge and Purchase Agreement (the “Agreement”), dated as of August 14, 2007, is entered into by and among Global Aero Logistics Inc. (formerly known as New ATA Holdings, Inc.) (the “Company”) and MatlinPatterson ATA Holdings LLC (including its successors and assigns, the “Investor”).

PRELIMINARY STATEMENTS

WHEREAS, on February 28, 2006, ATA Airlines, Inc. (“ATA”), as borrower, together with the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A., as administrative agent and the lender parties thereto entered into that certain Loan Agreement, whereby the lender parties agreed to make a term loan to ATA in an aggregate amount equal to $24,178,666.67 (the “Term Loan”) pursuant to which the Investor is the sole lender;

WHEREAS, on January 16, 2007, ATA, as borrower, the Company, certain subsidiaries of the Company and the Investor, as lender, entered into that certain Bridge Loan Agreement, whereby the Investor agreed to lend to the Company an amount equal to $28,000,000 (the “Bridge Loan”, together with the Term Loan, the “Company Loans”);

WHEREAS, on April 5, 2007, the Company, Hugo Acquisition Corporation (“Hugo”) and World Air Holdings, Inc., a Delaware Corporation (“World”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), whereby Hugo will merge with and into World with World being the surviving entity (the “Merger”);

WHEREAS, in connection with the closing of the Merger (the “Merger Closing”), and as a condition to obtaining financing for the Merger, the Company and the Investor desire to cancel the Company’s existing obligations under the Company Loans in exchange for that number of shares of series A preferred stock of the Company, par value $0.0001 per share, with terms substantially the same as set forth on Exhibit A (the “Series A Preferred”), that is equal to the quotient obtained by dividing the Adjusted Principal Balance (as defined below) by $14.00 (the “Price Per Share”). In addition, the Investor will purchase for cash, at a per share price equal to the Price Per Share, a number of additional shares of Series A Preferred equal to the quotient obtained by dividing (i) $161,100,000 (the “Aggregate Purchase Price”) less the Adjusted Principal Balance by (ii) the Price Per Share. The Aggregate Purchase Price may be adjusted downward if a lesser amount is required to finance the Merger, but in no event shall the Aggregate Purchase Price be adjusted downward to an amount that is less than the aggregate amount necessary to satisfy the Adjusted Principal Balance.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINED TERMS

Section 1.01  Capitalized terms used in this Agreement shall have the following meanings:

“Adjusted Principal Balance” means the outstanding principal balance under the Company Loans, plus any accrued but unpaid interest, as of immediately prior to the Merger Closing.

“Aggregate Purchase Price” has the meaning stated in the Preliminary Statements.

“Affiliate” means any other Person directly or indirectly “controlling” or “controlled by” or “under common control with” such specified Person within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“Agreement” has the meaning stated in the Preamble.

“ATA” has the meaning stated in the Preliminary Statements.

“Bridge Loan” has the meaning stated in the Preliminary Statements.

“Bridge Purchase” has the meaning stated in Section 2.01(a).

“Bridge Shares” has the meaning stated in Section 2.01(b).

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to be closed.

“Closing” has the meaning stated in Section 2.03(a).

“Closing Date” has the meaning stated in Section 2.03(a).

“Common Stock” has the meaning stated in the Preliminary Statements.

“Company” has the meaning stated in the Preamble.

“Company Loans” has the meaning stated in Preliminary Statements.

“Conversion” has the meaning stated in Section 2.01(b).

“Conversion Shares” has the meaning stated in Section 2.01(b).

“Fairness Opinion” has the meaning stated in Section 3.01(h)

“Hugo” has the meaning statement in the Preliminary Statements.

“Investor” has the meaning stated in the Preamble.

“Material Adverse Effect” has the meaning stated in Section 3.01(a).

“Merger” has the meaning stated in the Preliminary Statements.

“Merger Agreement” has the meaning stated in the Preliminary Statements.

“Merger Closing” has the meaning stated in the Preliminary Statements.

“Options” has the meaning stated in Section 4.01(d).

“Price Per Share” has the meaning stated in the Preliminary Statements.

“Person” shall be construed broadly and means any individual, corporation, association, partnership (limited or general), limited liability company, joint venture, joint stock company, association, trust, estate, unincorporated organization or government or any agency or political subdivision, or other entity or organization.

“Reg D” means Rule 506 of Regulation D promulgated under the Securities Act.

“Remaining Payment” has the meaning stated in Section 2.01(b).

“Remaining Shares” has the meaning stated in Section 2.01(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred” has the meaning stated in the Preliminary Statements.

“Surviving Company Representation” has the meaning stated in Section 3.01(i).

“Surviving Investor Representation” has the meaning stated in Section 3.02(k).

“Term Loan” has the meaning stated in the Preliminary Statements.

“World” has the meaning stated in the Preliminary Statements.

“World Equity” has the meaning stated in Section 2.02.

“World Equity Consideration” has the meaning stated in Section 2.02.

ARTICLE II

PURCHASE OF SERIES A PREFERRED;

CANCELLATION OF COMPANY LOANS

Section 2.01      Bridge Purchase.

(a)           The Investor agrees to purchase a number of shares of Series A Preferred on the Closing Date (as defined below) equal to the Aggregate Purchase Price divided by the Price Per Share (the “Bridge Purchase”).

(b)           The Investor shall satisfy the Bridge Purchase by (i) converting (instead of paying cash) all of the Adjusted Principal Balance under the Company Loans into a number of shares of Series A Preferred (the “Conversion Shares”) equal to the quotient obtained by dividing the Adjusted Principal Balance by the Price Per Share (the “Conversion”) and (ii) paying an amount in cash (the “Remaining Payment”) for the remaining portion of the Series A Preferred comprising the Bridge Purchase after giving effect to the Conversion, which shall be calculated as the quotient obtained by dividing (x) the Aggregate Purchase Price less the Adjusted Principal Balance by (y) the Price Per Share (the “Remaining Shares”, and together with the Conversion Shares, the “Bridge Shares”). Upon the issuance of the Conversion Shares by the Company, the Adjusted Principal Balance shall be satisfied in full and the Company Loans shall be cancelled and of no further effect.

Section 2.02      World Equity Contribution.  On the Closing Date, the Investor shall contribute to the Company all of the shares of World common stock, par value $0.001 per share held by it and its Affiliates (the “World Equity”), in exchange for, and in lieu of Merger Consideration (as defined in the Merger Agreement), cash equal to the cost of the World Equity, including the amounts paid therefore and commissions paid thereunder, plus all documented and reasonable out-of-pocket fees and expenses, including, without limitation, the reasonable fees and expenses of counsel and consultants (including, without limitation, Bracewell & Giuliani LLP, the Seabury Group and Joele Frank, Wilkinson Brimmer and Katcher) incurred by the Investor and its fund Affiliates in connection with (i) the Bridge Purchase, (ii) the purchase of the World Equity and (iii) the Merger (collectively, the “World Equity Consideration”); provided, however that such amount shall not exceed the Merger Consideration (as defined in the Merger Agreement) that the Investor would have received with respect to the World Equity.

Section 2.03      Closing; Cancellation of Company Loans.

(a)           Closing.  The closing of the Bridge Purchase (the “Closing”) shall take place at the offices of Bracewell & Giuliani LLP, 1177 Avenue of the Americas, New York, New York 10036 immediately upon the satisfaction and/or waiver of closing conditions set forth in Article V below (the “Closing Date”) (other than such conditions by their nature to be satisfied or waived at the Closing) or at such other place and time as is mutually agreed to in writing by the parties hereto.

(b)           Upon the Closing:

(i)            the Company shall deliver a stock certificate or certificates to the Investor representing the Bridge Shares (which shall include the Conversion Shares resulting from the Conversion) in the denominations and registered in the name of the Investor or such other Affiliates of the Investor as designated in writing by the Investor not later than three (3) Business Days prior to the Closing;

(ii)           the Company shall deliver to the Investor the World Equity Consideration and any other payments under Section 7.08 hereof;

(iii)          the Investor shall deliver to the Company a termination letter under each of the Term Loan and the Bridge Loan, respectively;

(iv)          the Investor shall pay to the Company the Remaining Payment;

(v)           the Investor shall deliver to the Company a stock certificate or certificates representing the World Equity; and

(vi)          all deliveries required to satisfy the conditions set forth in Article V hereof shall have been made.

Section 2.04      Satisfaction of Purchase Obligation.  The Investor may, in its sole discretion, purchase the Bridge Shares, directly and/or indirectly through one or more of their respective Affiliates, separate accounts within their control, or investment funds under their or their respective Affiliates’ management; provided, however, any such non-Investor entities shall be required to make the representations and warranties set forth in Section 3.02 to the Company; and provided further that the Investor shall remain liable and obligated under this Agreement in all respects, including without limitation, the obligation with respect to the Bridge Purchase.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01      Representations and Warranties of the Company.  The Company represents and warrants to the Investor as follows:

(a)           Organization and Qualification.  The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing is not, other than as set forth on Schedule 3.01(a), individually or in the aggregate, reasonably expected to (i) have a material adverse effect on the assets, condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole or (ii) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement (collectively, a “Material Adverse Effect”). The Company has all requisite corporate power and authority to own, operate, and lease its properties and carry on its businesses as now conducted in all material respects. In addition, each of the subsidiaries of the Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization except where the failure to be so organized, existing or in good standing would not individually or in the aggregate have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Company’s subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company (other than director’s qualifying shares) free and clear of all preemptive rights of first refusal, subscription and similar rights other than such preemptive rights, subscription and similar rights as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Authority and Validity of Agreement.  The Company has the requisite corporate power and authority to execute and deliver this Agreement. This Agreement and the consummation and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of this Agreement may otherwise be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

(c)           Capitalization.  The authorized capital stock of the Company consists of 50,000,000 shares of capital stock, par value $0.0001 per share, of which 14,708,480 shares have been designated as Class A Common Stock of which (A) 10,712,549 shares of Common Stock are issued and outstanding, (B) 2,659,523 shares of Common Stock are issuable upon the exercise of outstanding options under the Stock Option Plan for Management Employees of New ATA Holdings Inc., the New ATA Holdings Inc. 2006 Long-Term Incentive Plan, the Non-Qualified Stock Option Plan for Flight Deck Crewmembers of ATA Airlines, Inc. and the Stock Incentive Plan for Non-Employee Directors of New ATA Holdings and (C) 448,029 shares of Class A Common Stock are issuable upon the exercise of outstanding warrants. There are currently no shares of preferred stock issued or outstanding. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. In addition, except as set forth above, there are no issued, outstanding or authorized options, warrants, rights, calls, convertible instruments, phantom stock, stock appreciation or similar rights or other agreements or commitments or except as discussed in Schedule 3.01(c), preemptive rights to which the Company is a party or which is binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock or any other debt or equity security, or voting rights, rights of first refusal, subscription, stock restriction or similar rights. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable.

(d)           No Conflict.  Except for waivers or consents that have been obtained or are in full force and effect, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under (i) the certificate of incorporation, bylaws or other organizational documents of the Company; (ii) any law, order or agreement applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, payments, cancellations, encumbrances, or other occurrences that are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

(e)           Exempt from Registration.  Assuming the accuracy of the representations made or to be made by Investor, the issuance of the Series A Preferred to Investor as contemplated hereby has not been consummated pursuant to a “general solicitation” within the meaning of Reg D. Based, in part, on the representations and warranties of the Investor in Section 3.02 in connection with the Bridge Purchase, the issuance of the Series A Preferred to the Investor is exempt from the registration under the Securities Act and under the securities or blue sky laws in any applicable state.

(f)            Valid Issuance of Series A Preferred.  Upon delivery of the Series A Preferred to the Investor and the cancellation of the Company Loans, in each case in accordance with the terms of this Agreement (including, without limitation, payment of the Remaining Payment and the Conversion), such Series A Preferred will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens, preemptive rights, rights of first refusal, subscription and similar rights.

(g)           Special Committee Approval. A special committee of independent directors of the Company’s board of directors has unanimously determined that this Agreement and the transactions contemplated hereby, including the sale of shares of Series A Preferred in an amount equal to the Aggregate Purchase Price, are in the best interests of the Company and the stockholders of the Company, and has approved the same.

(h)           Fairness Opinion.  The Company’s Board of Directors has received a written opinion (the “Fairness Opinion”) from Houlihan Lokey Howard and Zukin Financial Advisors, Inc., dated as of August 12, 2007, to the effect that, as of such date and subject to the matters set forth in the Fairness Opinion (i) the Aggregate Purchase Price is fair from a financial point of view to the Company and (ii) the issuance of the Series A Preferred and the Conversion Rights Offering (as defined in the Certificate of Designations of the Series A Preferred Stock) is fair to the Company’s stockholders other than the Investor from a financial point of view. A written copy of such Fairness Opinion has been provided to the Investor prior to the execution of this Agreement.

(i)            No General Solicitation.  In connection with the Series A Preferred being offered to the Investor hereunder:

(i)            the Company has not offered the Series A Preferred by means of any form of general solicitation or general advertising (within the meaning of Reg D), including, but not limited to, (i) any advertisement, article notice or other communication published in any newspaper, magazine or website or similar publication or similar medium or broadcast over television or the internet or (ii) any seminar, meeting or webcast whose attendees have been invited by a general solicitation or general advertising;

(ii)           the Company has no knowledge of any fact or circumstance that would prohibit the issuance, sale and delivery of the Series A Preferred or affect the ability of the Company to issue the Series A Preferred to the Investor without registration under the Securities Act, as contemplated herein; and

(iii)          Based upon representations made or to be made by the Investor pursuant to this Agreement, the offer and sale of the Series A Preferred to the Investor in accordance with the terms of this Agreement will not constitute a “general solicitation” within the meaning of Reg D.

The representations and warranties set forth in this Section 3.01(i) (the “Surviving Company Representation”) shall survive for a period of twelve (12) months following the date of the Closing.

Section 3.02      Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as follows:

(a)          Organization and Qualification.  The Investor is duly organized, validly existing, and in good standing under the laws of the state of its organization.

(b)          Authority and Validity of Agreement.  The Investor has all requisite power and authority to execute and deliver this Agreement, and all requisite power and authority to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action of the Investor. The Investor has duly executed and delivered this Agreement. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

(c)          Institutional Accredited Investor.  The Investor is an “accredited investor” within the meaning of Reg D promulgated by the SEC under the Securities Act.

(d)          Sophisticated and Knowledgeable.  The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Series A Preferred, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Series A Preferred.

(e)           Purchase for Own Account.  The Investor is acquiring the Series A Preferred in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Series A Preferred or any arrangement or understanding with any other Persons regarding the distribution of such Series A Preferred.

(f)           Restricted Shares.  The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Series A Preferred except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws.

(g)           Exemption from Registration.  The Investor understands that the Series A Preferred is being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Series A Preferred.

(h)           Legend.  The Investor understands that, until such time as a registration statement has been declared effective for shares of Series A Preferred or Common Stock issuable upon conversion of the Series A Preferred, or such shares may be sold pursuant to Rule 144 under the

Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates representing Series A Preferred and the certificates representing any shares of Common Stock issued upon conversion of the Series A Preferred will bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OF COUNSEL TO THE HOLDER OF SUCH SECURITIES (WHICH COUNSEL IS SATISFACTORY TO THE COMPANY) THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(i)            Executive Office.  The Investor’s principal executive offices are at 520 Madison Avenue, New York, New York 10022 in the jurisdiction set forth immediately below the Investor’s name on the signature pages hereto.

(j)            Acknowledge Company Reliance on Exemption from Registration.  The Investor hereby acknowledges that the Series A Preferred is not registered under the Securities Act and agrees that the Company is under no obligation to register the Series A Preferred or any shares of Common Stock issuable upon conversion of the Series A Preferred (other than the registration of the Special Conversion Shares under the Conversion Rights Offering Registration Statement (as such terms are defined in the Certificate of Designations of the Series A Preferred)).

(k)           No General Solicitation.  In connection with the Series A Preferred being offered by the Company under the Bridge Purchase:

(i)            the Investor has not offered the Series A Preferred by means of any form of general solicitation or general advertising (within the meaning of Reg D), including, but not limited to, (i) any advertisement, article notice or other communication published in any newspaper, magazine or website or similar publication or similar medium or broadcast over television or the internet or (ii) any seminar, meeting or webcast whose attendees have been invited by a general solicitation or general advertising; and

(ii)          the Investor has no knowledge of any fact or circumstance that would prohibit the issuance, sale and delivery of the Series A Preferred or affect the ability of the Company to issue the Series A Preferred to the Investor without registration under the Securities Act, as contemplated herein.

The representations and warranties set forth in this Section 3.02(k) (the “Surviving Investor Representation”) shall survive as if made by, and shall be assumed by, the Investor for a period of twelve (12) months following the date of the Closing.

ARTICLE IV

COVENANTS

Section 4.01      The Company.  The Company agrees that:

(a)           Restricted Payments.  From the date hereof until the date of the Closing, the Company shall not:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Common Stock (including, without limitation, any such payment in connection with any merger or consolidation involving the Company or any of its subsidiaries); or

(ii)            purchase, redeem, or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of their subsidiaries other than the Merger) any equity interests of the Company or any direct or indirect subsidiary of the Company.

(b)           Limitation on Business Combinations.  From the date hereof until the Closing, other than the Merger, the Company shall not engage in any merger, consolidation, reorganization, recapitalization or other business combination.

(c)            Limitation on Equity Issuances.  From the date hereof until the date of the Closing, except for (i) equity-based compensation awards granted to directors, officers and employees of the Company in accordance with the Company’s equity compensation plans as in effect on the date hereof and (ii) shares of Common Stock issuable upon exercise of any options and/or warrants to purchase Common Stock outstanding on the date of this Agreement, the Company shall not issue or otherwise sell, at a price per share or exercise price, as applicable, less than the Offering Price, any shares of Common Stock, including, without limitation, any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being referred to herein as “Options” and such convertible or exchangeable stock or securities being retained to herein as “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable.

(d)           No Amendment of Merger Terms.  From the date hereof until the Closing, the Company shall not, without the prior written consent of the Investor, amend, modify or waive any material term or condition of the Merger Agreement.

Section 4.02      Covenants of both the Company and the Investor.  Each of the Company and the Investor agree that:

(a)            Cooperation to Consummate Transactions.  It will use reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.

(b)           Notice of Breach of Representation or Warrant or Covenant.  It will promptly deliver to the other written notice of any matter, event or development that is or could (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein.

(c)           Public Announcements.  It will consult with the other party before issuing, and provide the other party the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.

ARTICLE V

CLOSING CONDITIONS

Section 5.01      Investor’s Conditions to Closing.  The obligation of the Investor to consummate the Bridge Purchase and close in the manner provided hereunder shall be subject to the satisfaction (or waiver by the Investor) of each of the following conditions (unless stated otherwise):

(a)           the representations and warranties of the Company contained in Section 3.01 that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof, and on and as of the Closing Date, with the same force and effect as though made on and as of each such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof, and on and as of the Closing Date, with the same force and effect as though made on and as of each such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and the Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement (and the Company shall have delivered to the Investor a certificate signed by an authorized executive to the effect that each of the conditions specified in this subsection (a) is satisfied in all respects); provided that, the Surviving

Company Representation set forth in Section 3.01(i) shall survive and remain true and correct in all respects for a period of twelve (12) months following the Closing Date;

(b)            no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit or threaten to prohibit the consummation of the Bridge Purchase;

(c)            the Company shall have received the Fairness Opinion and such Fairness Opinion shall not have been revoked or modified in any adverse manner; and

(d)           the conditions precedent to the Merger Closing set forth in the Merger Agreement shall have been satisfied as of the Closing Date and the Closing shall be effectuated immediately prior to, or simultaneously with, the Merger Closing.

Section 5.02      The Company’s Conditions to Closing.  The obligation of the Company to consummate and close the Bridge Purchase shall be subject to the satisfaction (or waiver by the Company) of each of the following conditions:

(a)          the representations and warranties of the Investor contained in Section 3.02 that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof, and on and as of the Closing Date, with the same force and effect as though made on and as of each such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof, and on and as of the Closing Date, with the same force and effect as though made on and as of each such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and the Investor shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement (and the Investor shall have delivered to the Company a certificate signed by an authorized executive to the effect that each of the conditions specified in this subsection (a) is satisfied in all respects); provided that, the Surviving Investor Representation set forth in Section 3.02(k) shall survive and remain true and correct in all respects for a period of twelve (12) months following the Closing Date;

(b)           no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit the consummation of the Bridge Purchase;

(c)           the Company shall have received the Fairness Opinion and such Fairness Opinion shall not have been revoked or modified in any adverse manner; and

(d)           the conditions precedent to the Merger Closing set forth in the Merger Agreement shall have been satisfied as of the Closing Date and the Closing shall be effectuated immediately prior to, or simultaneously with, the Merger Closing.

ARTICLE VI

TERMINATION

Section 6.01    Termination.

(a)          This Agreement may be terminated at any time by mutual written consent of the Company and the Investor.

(b)          This Agreement shall automatically terminate upon the termination of the Merger Agreement without the closing of the Merger having occurred.

ARTICLE VII

MISCELLANEOUS

Section 7.01      Amendments.  This Agreement may not be modified, amended or supplemented except in a writing signed by each of the parties hereto.

Section 7.02     GOVERNING LAW; JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING.

Section 7.03     Headings.  The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

Section 7.04     Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. Except as set forth herein, neither the Company nor the Investor shall assign its rights, duties or obligations under this Agreement without the prior written consent of the other party hereto; provided that, the Investor shall be permitted to assign its respective rights, duties or obligations under this Agreement to any of its respective subsidiaries or Affiliates in its sole and absolute discretion (without the requirement to obtain consent, whether written or otherwise, from any other Person, including the Company);

provided, further, however, that the Investor shall remain liable for all obligations of the Investor hereunder from and after any such assignment.

Section 7.05      Severability.  The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof.

Section 7.06      No Third-Party Beneficiaries.  This Agreement shall be solely for the benefit of the parties hereto and no other Person shall be a third-party beneficiary hereof.

Section 7.07      Prior Negotiations: Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior negotiations with respect to the subject matter hereof.

Section 7.08      Expenses.  The Company shall reimburse the Investor for all documented and reasonable out-of-pocket fees and expenses of the Investor, not paid for pursuant to Section 2.02, in connection with (i) the Bridge Purchase, (ii) the purchase by the Investor of the World Equity and (iii) the Merger, including, without limitation, the reasonable fees and expenses of counsel and consultants, including, without limitation, Bracewell & Giuliani LLP, the Seabury Group and Joele Frank, Wilkinson Brimmer Katcher, at the Closing, so long as the Investor is not in material breach of its respective obligations under this Agreement at the time of such Closing.

Section 7.09      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

Section 7.10     Notices.  All notices and other communications under this Agreement shall be in writing, sent contemporaneously to all of the parties hereto, and deemed given when delivered by hand or by facsimile during standard business hours (from 8:00 a.m. to 6:00 p.m.) at the place of receipt at the addresses and facsimile numbers set forth below, with a copy to each person identified thereon.

If to the Company:

Global Aero Logistics Inc.
c/o ATA Airlines, Inc.
7337 West Washington Street
Indianapolis, Indiana 46231
Attention: Chief Financial Officer
Phone: (317) 282-7080
Facsimile: (317) 282-7091
Doug.Yakola@iflyata.com

With a copy to:

Global Aero Logistics Inc.

c/o ATA Airlines, Inc.
7337 West Washington Street
Indianapolis, Indiana 46231
Attention: General Counsel
Phone: (317) 282-7006
Facsimile: (317) 282-7091
E-mail: Brian.Hunt@iflyata.com

Global Aero Logistics Inc.

The Special Committee of the Board of Directors
7337 West Washington Street
Indianapolis, Indiana 46231
Attention: Harvey Tepner
Phone: (212) 702-8511
Facsimile: (212) 702-9587
E-mail: harvey.tepner@ca-llp.com

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Phone: (212) 474-1000
Facsimile: (212) 474-3700
Attention: Ronald Cami Esq.
E-mail: RCami@cravath.com

Dickstein Shapiro LLP
1177 Avenue of Americas
New York, New York 10036
Phone: (212) 277-6525
Facsimile: (212) 277-6501
Attention: Malcolm I. Ross, Esq.
E-mail: rossm@dicksteinshapiro.com

If to the Investor:

c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue 35th Floor
New York, New York 10022-4213
Attention: Lawrence M. Teitelbaum
Phone: (212) 651-9524
Facsimile: (212) 651-4014
E-mail: teitelbaum@mpasset.com

With a copy to:

Bracewell & Giuliani LLP
1177 Avenue of the Americas
New York, New York 10036
Phone: (212) 508-6100
Fax: (212) 508-6101

Attention: Mark Palmer, Esq. and Robb Tretter, Esq.

Section 7.11      Survival Upon Termination.  Notwithstanding the termination of this Agreement pursuant to Section 6.01, the agreements and obligations of the parties in Sections 7.02, 7.04, 7.05, 7.06, 7.07, 7.08 and this Section 7.11 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.

Remainder of Page Left Intentionally Blank
Signature Page to Follow

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

GLOBAL AERO LOGISTICS INC.

/s/ Subodh Karnik
Name:	Subodh Karnik
Title:	President and CEO

MATLINPATTERSON ATA HOLDINGS LLC

Name:
Title:

SIGNATURE PAGE TO BRIDGE AND PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

GLOBAL AERO LOGISTICS INC.

Name:
Title:

MATLINPATTERSON ATA HOLDINGS LLC

/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	Vice President

SIGNATURE PAGE TO BRIDGE AND PURCHASE AGREEMENT

EXHIBIT A

FORM OF SERIES A PREFERRED STOCK DESIGNATION

Section 3.01(c)
Capitalization

1.   The Company has authorized 43,139 shares of Class A Common Stock to be issued to certain bankruptcy creditors.

2.    The Company has authorized 173,213 shares of restricted stock to be issued to employees.

3.     Section 7.2 of the Company’s Amended and Restated Bylaws provide the Company’s Class A Stockholders with preemptive rights in connection with any New Securities (as such term is defined in the Company’s Amended and Restated Bylaws) that the Company proposes to sell and issue. In accordance with Section 7.2(c) of the Company’s Amended and Restated Bylaws, on August 13, 2007 the Company’s Board of Directors adopted resolutions to exempt the shares of Series A Preferred Stock and the Conversion Shares from the definition of New Securities.

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